UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024
_________________
SeaStar Medical Holding Corporation
(Exact name of registrant as specified in its charter)
_____________________
Delaware	001-39927	85-3681132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd., Suite 410 Denver, Colorado	80216
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (844) 427-8100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	NASDAQ
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 6, 2024, SeaStar Medical Holding Corporation (the “Company”) received a letter from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) granting the Company a temporary exception until June 24, 2024, subject to certain milestones, to regain compliance with the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions.

As previously reported, the Company received deficiency letters from the Staff of Nasdaq notifying the Company that for 30 consecutive business days preceding June 26, 2023, the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) was below $1.00 per share, which did not meet the requirement for continued listing on the Nasdaq Capital Market under the Minimum Bid Price Rule, and has since not regained compliance with the Minimum Bid Price Rule.

In response to such deficiency letters, the Company timely submitted a hearing request before the Nasdaq Hearings Panel, and also provided the Nasdaq Hearings Panel with a plan to regain compliance, which plan included conducting a reverse stock split of the Company’s Common Stock if necessary, no later than June 7, 2024, to regain compliance with the Minimum Bid Price Rule.

The Company intends to monitor the closing bid price of its Common Stock and consider available options if its Common Stock does not trade at a level likely to result in the Company’s regaining compliance with the Minimum Bid Price Rule by June 24, 2024.  There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Rule or that the Company will otherwise be or remain in compliance with the other applicable Nasdaq listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	March 8, 2024	Name:	Eric Schlorff
		Title:	Chief Executive Officer